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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                              January 8, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS- MPUSTS-17 DAF                            893111   33-49983   811-2810
DEFINED ASSET FUNDS- MPUSTS-20 DAF                            893114   33-55245   811-2810
DEFINED ASSET FUNDS- MPUSTS-21 DAF                            893115   33-55247   811-2810


DEFINED ASSET FUNDS-MITF IS-159                               803800   33-37108   811-1777
DEFINED ASSET FUNDS-MITF IS-173                               803831   33-42580   811-1777


DEFINED ASSET FUNDS-CIF ITS-31                                791019   33-42205   811-2295


DEFINED ASSET FUNDS- ITS-242 DAF                              924330   33-55901   811-1777

DEFINED ASSET FUNDS-MITF MPS-503                              803710   33-37107   811-1777
DEFINED ASSET FUNDS-MITF MPS-512                              803719   33-41742   811-1777

DEFINED ASSET FUNDS-MITF MSS-17                               891865   33-49061   811-1777
DEFINED ASSET FUNDS-MITF MSS-18                               892843   33-49115   811-1777
DEFINED ASSET FUNDS- MSS-75 DAF                               910026   33-55781   811-1777
DEFINED ASSET FUNDS-MITF MSS 7V                               847228   33-37313   811-1777
DEFINED ASSET FUNDS- MSS-97 DAF                               924282   33-62037   811-1777


DEFINED ASSET FUNDS-CIF PSPS-4                                758345   2-94667    811-2295

TOTAL:   15 FUNDS

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